ROCKY BRANDS, INC.

Rocky Brands, Inc. Announces 2018 First Quarter Results

First Quarter Diluted EPS Increased 120% to $0.44

First Quarter Wholesale Sales Increased by 3.2% to $40.4 million

First Quarter Retail Sales Increased by 10.0% to $13.1 million

NELSONVILLE, Ohio, April 24, 2018 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its first quarter ended March 31, 2018.

First Quarter 2018 Sales and Income

First quarter net sales were $61.4 million compared to $63.1 million in the first quarter of 2017. The Company reported first quarter net income of $3.3 million, or $0.44 per diluted share compared to a net income of $1.5 million, or $0.20 per diluted share in the first quarter of 2017.

Jason Brooks, President and Chief Executive Officer, commented, “The new year is off to a strong start. Our wholesale and retail divisions continue to benefit from the strategies we’ve implemented to drive improved full price selling across our core work, western and outdoor categories. At the same time, our commercial military business grew double digits over the same period last year as our domestic and international expansion plans gain further traction.  The growth in commercial military sales partially offset the expected top-line headwinds from our contract military business while also helping expand gross margins through increased productivity at our company-owned manufacturing facilities. We are very pleased with our recent performance and the Company’s strong financial position. That said, our sights are firmly focused on the future and on continuing to deliver enhanced profitability and greater value for our shareholders.”

First Quarter Review

Net sales for the first quarter were $61.4 million compared to $63.1 million a year ago. Wholesale sales for the first quarter increased 3.2% to $40.4 million compared to $39.2 million for the same period in 2017. Retail sales for the first quarter increased 10.0% to $13.1 million compared to $11.9 million for the same period last year. Military segment sales for the first quarter were $7.9 million compared to $12.0 million in the first quarter of 2017.

Gross margin in the first quarter of 2018 increased to $21.0 million, or 34.2% of sales, compared to $19.7 million, or 31.3% of sales, for the same period last year. The 290 basis point increase was driven by higher wholesale and military margins combined with a lower percentage of military sales, which carry lower gross margins than wholesale and retail sales.

Selling, general and administrative (SG&A) expenses decreased to $16.7 million, or 27.3% of net sales, for the first quarter of 2018 compared to $17.4 million, or 27.6% of net sales, a year ago. The $0.6 million decrease in SG&A expenses was primarily related to the reduction in expenses related to the Creative Recreation brand, which was sold in the fourth quarter of 2017.

Income from operations increased 78.7% to $4.2 million, or 6.9% of net sales compared to income from operations of $2.4 million a year ago.

Interest expense was $47,000 for the first quarter of 2018, versus $90,000 for the same period last year.

Income tax expense was estimated at 20.5% for the first quarter of 2018, compared to 34.0% for the first quarter of 2017 due to the recently enacted Tax Cuts and Jobs Act (TCJA).

The Company had no funded debt at March 31, 2018 versus $5.2 million at March 31, 2017.

Inventory at March 31, 2018 decreased 5.3% to $65.2 million compared to $68.8 million on the same date a year ago.

Conference Call Information

The Company’s conference call to review first quarter 2018 results will be broadcast live over the internet today, Tuesday, April 24, 2018 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding our future delivery of enhanced profitability and greater value to our shareholders (paragraph 2). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2017 (filed March 12, 2018). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-1951

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,	December 31,	March 31,
	2018	2017	2017
	Unaudited	Audited	Unaudited
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$10,115,863	$3,680,776	$2,693,078
Trade receivables, net	41,231,333	45,027,002	39,131,277
Contract receivables	13,518,203	-	-
Other receivables	410,570	806,468	768,729
Inventories	65,151,332	65,622,432	68,819,390
Income tax receivable	996,563	1,849,237	510,223
Prepaid expenses	2,442,001	2,199,648	2,619,898
Total current assets	133,865,865	119,185,563	114,542,595
PROPERTY, PLANT & EQUIPMENT – net	23,737,918	23,781,001	25,633,199
IDENTIFIED INTANGIBLES	30,303,843	30,314,749	33,383,261
OTHER ASSETS	190,292	197,977	225,670
TOTAL ASSETS	$188,097,918	$173,479,290	$173,784,725

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$14,130,491	$12,982,535	$14,620,330
Contract liabilities	13,518,203	-	-
Accrued expenses:
Salaries and wages	1,788,471	1,754,681	1,741,222
Taxes - other	94,338	599,793	692,267
Accrued freight	712,488	770,219	407,428
Commissions	415,464	455,845	401,663
Accrued duty	2,260,540	2,160,847	1,994,870
Other	1,182,746	1,301,931	1,302,558
Total current liabilities	34,102,741	20,025,851	21,160,338
LONG TERM DEBT	-	2,199,423	5,240,000
LONG TERM TAXES PAYABLE	2,286,512	2,286,512	-
DEFERRED INCOME TAXES	7,726,234	7,726,234	11,365,800
DEFERRED LIABILITIES	154,736	148,408	176,219
TOTAL LIABILITIES	44,270,223	32,386,428	37,942,357
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding March 31, 2018 - 7,406,801; December 31, 2017 - 7,398,654 and March 31, 2017 - 7,435,467	69,272,506	68,973,927	69,362,641
Retained earnings	74,555,189	72,118,935	66,479,727
Total shareholders' equity	143,827,695	141,092,862	135,842,368
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$188,097,918	$173,479,290	$173,784,725

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
	2018	2017
	Unaudited	Unaudited
NET SALES	$61,386,673	$63,072,954
COST OF GOODS SOLD	40,421,491	43,324,874
GROSS MARGIN	20,965,182	19,748,080

OPERATING EXPENSES	16,737,507	17,381,909

INCOME FROM OPERATIONS	4,227,675	2,366,171

OTHER EXPENSES:
Interest expense	(46,741)	(90,466)
Other – net	(91,823)	(9,764)
Total other - net	(138,564)	(100,230)

INCOME BEFORE INCOME TAXES	4,089,111	2,265,941

INCOME TAX EXPENSE	838,000	770,000

NET INCOME	$3,251,111	$1,495,941

INCOME PER SHARE
Basic	$0.44	$0.20
Diluted	$0.44	$0.20
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,406,620	7,435,000
Diluted	7,431,071	7,436,788